UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2007

VICAL INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21088	93-0948554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California	92121-4340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 5, 2007, the Compensation Committee of our Board of Directors established base salary and equity compensation for 2007 and approved bonuses for 2006 for our executive officers. The following table sets forth the 2007 base salary and equity compensation and the 2006 bonuses to be paid to our executive officers:

Name and Title	2007 Base Salary	Stock Options	Restricted Stock Awards	2006 Bonus
Vijay B. Samant, President and Chief Executive Officer	$452,000	100,000	30,000	$220,000
Jill M. Church, Vice President, Chief Financial Officer and Secretary	$273,000	50,000	10,000	$70,000
Alain P. Rolland, Senior Vice President, Product Development	$294,500	30,000	6,000	$50,000

The stock options described above (i) were granted pursuant to our Amended and Restated Stock Incentive Plan (the “Plan”), (ii) terminate ten years after the date of grant, or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share of $6.71, or the closing price of our common stock as reported on the Nasdaq Global Market for Friday, January 5, 2007. Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest quarterly over the following three years; provided that such shares vest in full in the event of a change in our control.

The restricted stock awards described above (i) were granted pursuant to the Plan and (ii) enable the holders of such restricted stock awards to purchase shares of our common stock at a purchase price of $0.01 per share, with settlement to occur on one or more future dates that are no earlier than the vesting dates for the shares being purchased on such dates. Subject to the recipient’s continued service to us, 25% of the shares of common stock subject to such restricted stock awards vest on the first anniversary of the date of grant, or, if by January 31, 2007, the recipient elects to defer delivery of such shares beyond the vesting date, then any shares subject to the award that would otherwise vest within the 12-month period following the date of such election shall instead vest on January 31, 2008. The remaining shares vest quarterly over the following three years; provided that such shares vest in full in the event of a change in our control.

In addition to the 2007 base salary and equity compensation described above, the Compensation Committee approved a payment of up to $30,000 to Mr. Samant for 2007 to cover expenses related to relocation to the San Diego area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: January 8, 2007	By:	/s/ JILL M. CHURCH
Jill M. Church
Vice President, Chief Financial Officer and Secretary